UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2019 (December 27, 2018)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 1.01

Entry into a Material Definitive Agreement

Termination of Indebtedness Owed to Lender

On December 27, 2018, Daybreak Oil and Gas, Inc. (OCT PINK:DBRM), a Washington corporation (“Daybreak” or the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with Maximilian Resources, LLC (“Maximilian”).  Pursuant to the terms of the Agreement, Daybreak settled all of its outstanding indebtedness owed to Maximilian and repurchased interests in its Michigan prospects for a total payment of $700,000.  The payment of $700,000 eliminated approximately $12.6 million in debt from the Company’s balance sheet and terminated and satisfied in full all outstanding obligations of the Company pursuant to (a) the Amended and Restated Loan and Security Agreement by and between the Company and Maximilian dated as of August 28, 2013, as amended (the “Loan Agreement”), and (b) a promissory note facility relating to the Company’s oil and gas exploration and development activities in Michigan, consisting of a secured promissory note by the Company in favor of Maximilian dated January 17, 2017 and amended on February 10, 2017 and a secured promissory note in favor of Maximilian dated May 4, 2017 (the “Promissory Note Facility”).  The payment also included the repurchase by Daybreak from Maximilian of an undivided forty percent (40%) working interest in certain oil and gas leases in its Michigan prospects, and the assignment by Maximilian to Daybreak of its rights and obligations pursuant to an exploration agreement with respect to the Michigan prospects and a note receivable from Daybreak’s Michigan project partner that was held by Maximilian.

As a result of the Agreement, (a) all loans, obligations, indebtedness and guaranties evidenced by any agreement between Daybreak and Maximilian were deemed paid in full and terminated, (b) all security interests, mortgages, liens and other encumbrances granted by Daybreak in favor of Maximilian were terminated and released, and (c) all business dealings between Daybreak and Maximilian were ended.

Further as a result of the Agreement, Daybreak now owns a 70% working interest in its Michigan project.

Production Payment Interest Purchase Agreement

The $700,000 paid to Maximilian pursuant to the Agreement was obtained from the proceeds of a Production Payment Interest Purchase Agreement dated as of December 27, 2018, entered into by and among the Company and a group of purchasers.  Pursuant to the Production Payment Interest Purchase Agreement, the Company has already sold $700,000, and may sell in the aggregate up to $1.3 million, in production payment interests.  The production payment interests entitle the purchasers to a percentage of the Company’s future production payments from wells drilled after the date of the agreement and before the Production Payment Target (as described below) is met.  The Company shall pay fifty percent of its production payments from the relevant wells to the purchasers until each purchaser has received two times its purchase price (the “Production Payment Target”).  Once the Company pays the purchasers amounts equal to the Production Payment Target, it shall thereafter pay eight percent of its production payments from the relevant wells to the purchasers.  However, if the Production Payment Target is not met within the first three years, the Company shall pay seventy-five percent of its production payments from the relevant wells to the purchasers until the Production Payment Target is met.

The foregoing descriptions of the Agreement and the Production Payment Interest Purchase Agreement, and the transactions contemplated thereby are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 1.02

Termination of a Material Definitive Agreement

See discussion in Item 1.01, which is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

See discussion in Item 1.01, which is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation

See discussion in Item 1.01, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Number

Exhibit

10.1*

Securities Purchase Agreement dated December 27, 2018 by and between Daybreak Oil and Gas, Inc. and Maximilian Resources, LLC.

10.2*

Production Payment Interest Purchase Agreement dated December 27, 2018 by and among Daybreak Oil and Gas, Inc. and the purchasers named therein.

99.1*

Press Release

*

Filed herewith.

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: January 3, 2019

EXHIBIT INDEX

Number

Exhibit

10.1*

Securities Purchase Agreement dated December 27, 2018 by and between Daybreak Oil and Gas, Inc. and Maximilian Resources, LLC.

10.2*

Production Payment Interest Purchase Agreement dated December 27, 2018 by and among Daybreak Oil and Gas, Inc. and the purchasers named therein.

99.1*

Press Release

*

Filed herewith.

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